UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 3, 2019

Tejon Ranch Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California	93243
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 661 248-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2019, the Board of Directors (the “Board”) of Tejon Ranch Co. (the “Company”) unanimously voted to elect former California State Senator Jean Fuller to the Board. Fuller fills a vacancy resulting from the Board’s action to increase the size of the Board (see current report for Item 5.03 below), and she will serve as a Class I Director. She will be appointed at a future date during the annual committee appointment process to serve on one or more committees of the Board.

Jean Fuller served two terms in the California Senate from 2010 to 2018, when she was termed out. Prior to serving in the California Senate, she was twice elected to the California State Assembly, serving from 2006 to 2010. During her tenure in the California Senate, Fuller served as the Presiding Officer and Minority Leader. Fuller was appointed as Vice Chair of the Senate Rules; Budget, Energy, Utilities & Communications; Natural Resources and Water; and Environmental Quality Committees. Before being elected to the state legislature, Fuller served as Superintendent of the Bakersfield City School District, which at the time serviced more than 30,000 students, had a budget in excess of $100 million and had 3,500 employees.

Jean Fuller holds a Ph.D. from the University of California, Santa Barbara, a Master of Public Administration from the California State University, Los Angeles, and a Bachelor of Arts degree in communications from California State University, Fresno.

Fuller has (i) no arrangements or understandings with any other person pursuant to which she was appointed as a director and (ii) no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

Fuller (i) has had no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K and (ii) as of the date of this Current Report on Form 8-K, she holds no direct or indirect beneficial ownership in the Company’s stock or rights to acquire the Company’s stock.

Fuller will serve pursuant to the standard compensation agreement that the Company has with its other Board members as described in the 2018 Proxy Statement, as such agreement may be amended from time to time and disclosed in future Proxy Statements.

Item 5.03            Amendments to Articles of Incorporation or By-Laws.

The Company’s By-Laws provide that the authorized number of Directors of the Company shall be 9 unless amended by resolution of the Board of Directors. Prior resolution of the Board had reduced the number of directors to 8. Through an amendment to the By-Laws the Board has increased the number of Directors from 8 to 9, effective as of January 1, 2019.

Item 9.01            Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits

99.1 Press Release of the Company dated January 2, 2019, announcing the Company’s election of a new member to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2019	TEJON RANCH CO.

	By:	/S/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Executive Vice President, and Chief Financial Officer

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